Yelp Announces First Quarter 2015 Financial Results

Revenue Increases 55% Over First Quarter 2014

SAN FRANCISCO, April 29, 2015 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the first quarter ended March 31, 2015.

  Net revenue was $118.5 million in the first quarter of 2015 reflecting 55% growth over the first quarter of 2014.
  Adjusted EBITDA for the first quarter of 2015 was $16.3 million, reflecting a 92% increase over the first quarter of 2014.
  Cumulative reviews grew 36% year over year to approximately 77 million, including a record 6 million reviews contributed in the quarter.
  Average monthly mobile unique visitors grew 29% year over year to approximately 79 million1 and average monthly desktop unique visitors declined 3% year over year to approximately 80 million2. Average monthly unique visitors (desktop and mobile web) grew 8% year over year to approximately 142 million3.
  Local advertising accounts grew 43% year over year to approximately 90,2004.

Net loss in the first quarter of 2015 was $(1.3) million, or $(0.02) per share, compared to a net loss of $(2.6) million, or $(0.04) per share, in the first quarter of 2014.

Non-GAAP net income, which consists of net income excluding stock-based compensation and amortization was $7.9 million, or $0.10 per share, for the first quarter of 2015.

"We are excited about our start to the year as we've made significant progress on our key initiatives for 2015," said Jeremy Stoppelman, Yelp's chief executive officer. "In the first quarter, we acquired Eat24 to drive daily usage and improved utility of Yelp and added partners in five additional verticals of Yelp Platform. Looking to the rest of the year, we will continue to seek ways to increase engagement and drive awareness, while striving to demonstrate the value we can deliver to local businesses in order to capture the large local advertising market opportunity."

"We delivered topline growth of 55% year over year," added Rob Krolik, Yelp's chief financial officer. "Local businesses are increasingly adopting performance-based advertising, and in the first quarter, cost-per-click advertisers represented approximately 40% of local advertising revenue, an increase from 32% in the fourth quarter of 2014. With 92% growth in adjusted EBITDA year over year, we continue to show operating leverage in the business and look forward to growing the business through the rest of the year."

First Quarter Operating Summary

  Local advertising revenue totaled $98.6 million, representing 51% growth over the first quarter of 2014.
  Brand advertising revenue totaled $6.6 million, representing an 11% decrease compared to the first quarter of 2014.
  Other revenue totaled $13.3 million, representing 254% growth over the first quarter of 2014. Eat24 contributed revenue of approximately $5 million in the quarter.

Business Highlights

  Eat24: Yelp acquired Eat24 to improve the consumer experience in the online food ordering vertical and to increase daily consumer engagement on Yelp. Eat24 enables consumers to order food online at over 20,000 restaurants nationwide.
  Yelp Platform: Yelp increased the number of ways consumers can interact with Yelp by adding six new partners to Yelp Platform, bringing the total number of Platform partners to fifteen. Since its inception in July 2013, consumers had completed about 1.5 million transactions on Yelp Platform as of the end of the first quarter of 2015.
  SeatMe and Yelp Reservations: Yelp expanded the number of restaurants accepting reservations through SeatMe and Yelp Reservations to more than 12,000, a 50% increase over the fourth quarter of 2014.

Business Outlook

As of today, Yelp is providing its outlook for the second quarter and confirming its outlook for the full year of 2015.

  For the second quarter of 2015, net revenue is expected to be in the range of $131 million to $134 million, representing growth of approximately 49% compared to the second quarter of 2014. Adjusted EBITDA is expected to be in the range of $22 million to $24 million. Stock-based compensation is expected to be in the range of $14 million to $15 million, and depreciation and amortization is expected to be approximately 5% of revenue.
  For the full year of 2015, net revenue is expected to be in the range of $574 million to $579 million, representing growth of approximately 53% compared to full year 2014. Adjusted EBITDA is expected to be in the range of $102 million to $105 million. Stock-based compensation is expected to be in the range of $58 million to $60 million, and depreciation and amortization is expected to be approximately 5% of revenue.

Quarterly Conference Call

To access the call, please dial 1 (800) 708-4539, or outside the U.S. 1 (847) 619-6396, with Passcode 39359352, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:00 p.m. PT April 29, 2015 and 11:59 p.m. PT May 6, 2015 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 39359352. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across 29 countries. Approximately 80 million unique visitors visited Yelp via a desktop computer2 and approximately 79 million unique visitors visited Yelp via their mobile device in the first quarter of 20151. By the end of the same quarter, Yelpers had written approximately 77 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists.

1 Calculated as the number of "users," as measured by Google Analytics, accessing Yelp via mobile web plus unique devices accessing the app, each on a monthly average basis over a given three-month period.

2 "Users," as measured by Google Analytics, accessing Yelp via desktop computer on an average monthly basis over a given three-month period.

3 "Users," as measured by Google Analytics, on a monthly average basis over a given three-month period.

4 Local advertising accounts comprise all local business accounts from which we recognize local advertising revenue in a given three-month period.

Non-GAAP Financial Measures

This press release includes information relating to adjusted EBITDA and non-GAAP net income, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure." Adjusted EBITDA and non-GAAP net income have been included in this press release because they are key measures used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP").

Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA and non-GAAP net income do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA and non-GAAP net income do not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA and non-GAAP net income differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and non-GAAP net income alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled its adjusted EBITDA outlook for the second quarter and full year 2015 to its net income (loss) outlook because it does not provide an outlook for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation to net income (loss) outlook for the second quarter and full year 2015 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the non-GAAP reconciliations included below in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the second quarter and full year 2015, the future growth in Company revenue and continued investing by the Company in its future growth, the Company's ability to drive daily usage and engagement, increase awareness of Yelp among consumers, deliver value to local businesses, capture the large local opportunity and more advertising spend and develop new ways to close the loop with local businesses. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, such as Eat24, and to integrate those businesses, solutions or technologies; the Company's reliance on traffic to its website from search engines like Google and Bing; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements.

Investor Relations Contact Information
Wendy Lim, Allie Dalglish
(415) 635-2412
ir@yelp.com

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$ 172,629	$ 247,312
Short-term marketable securities	158,603	118,498
Accounts receivable, net	38,969	35,593
Prepaid expenses and other current assets	22,706	19,355
Total current assets	392,907	420,758

Long-term marketable securities	16,495	38,612
Property, equipment and software, net	68,594	62,761
Goodwill	172,160	67,307
Intangibles, net	44,187	5,786
Restricted cash	17,899	17,943
Other assets	3,644	16,483
Total assets	$ 715,886	$ 629,650

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 1,836	$ 1,398
Accrued liabilities	41,888	29,581
Deferred revenue	3,657	2,994
Total current liabilities	47,381	33,973
Long-term liabilities	11,849	7,527
Total liabilities	59,230	41,500

Commitments and contingencies

Stockholders' equity
Common stock	-	-
Additional paid-in capital	705,397	627,742
Accumulated other comprehensive loss	(13,474)	(5,609)
Accumulated deficit	(35,267)	(33,983)
Total stockholders' equity	656,656	588,150
Total liabilities and stockholders' equity	$ 715,886	$ 629,650

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2015	2014

Net revenue	$ 118,508	$ 76,407

Cost and expenses
Cost of revenue (1)	8,699	5,077
Sales and marketing (1)	63,266	45,121
Product development (1)	23,960	13,982
General and administrative (1)	19,937	13,170
Depreciation and amortization	6,895	3,661

Total cost and expenses	122,757	81,011
Loss from operations	(4,249)	(4,604)
Other income (expense), net	562	(2)
Loss before income taxes	(3,687)	(4,606)
Benefit for income taxes	2,403	1,971
Net loss attributable to common stockholders	$ (1,284)	$ (2,635)

Net loss per share attributable to common stockholders:
Basic	$ (0.02)	$ (0.04)
Diluted	$ (0.02)	$ (0.04)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	73,684	71,171
Diluted	73,684	71,171

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31,
	2015	2014
Cost of revenue	$ 124	$ 150
Sales and marketing	4,937	3,397
Product development	5,105	3,042
General and administrative	3,505	2,867
Total stock-based compensation	$ 13,671	$ 9,456

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year Ended
	March 31,
	2015	2014
Operating activities
Net income (loss)	$ (1,284)	$ (2,635)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,895	3,661
Provision for doubtful accounts and sales returns	3,434	1,186
Stock-based compensation	13,671	9,456
(Gain) loss on disposal of assets and website development costs	52	-
Premium amortization, net, on securities held-to-maturity	(117)	-
Excess tax benefit from share-based award activity	(815)	(39)

Changes in operating assets and liabilities:
Accounts receivable	(2,850)	(1,249)
Prepaid expenses and other assets	(6,045)	(5,928)
Accounts payable, accrued expenses and other liabilities	12,011	5,309
Deferred revenue	683	(438)
Net cash provided by (used in) operating activities	25,635	9,323

Investing activities
Acquisitions, net of cash received	(71,546)	-
Purchases of property, equipment and software	(10,881)	(4,246)
Capitalized website and software development costs	(3,196)	(1,592)
Change in restricted cash	(5)	(397)
Purchase of intangibles	(314)	-
Proceeds from sale of property and equipment	97	-
Purchases of investment securities held-to- maturity	(36,120)	-
Maturities of investment securities held-to-maturity	18,250	-
Cash used in investing activities	(103,715)	(6,235)

Financing activities
Proceeds from exercise of employee stock options	3,398	6,735
Excess tax benefit from share-based award activity	815	39
Repurchase of common stock	(168)	(361)

Net cash provided by financing activities	4,045	6,413

Effect of exchange rate changes on cash and cash equivalents	(648)	55

Net increase in cash and cash equivalents	(74,683)	9,556
Cash and cash equivalents at beginning of period	247,312	389,764
Cash and cash equivalents at end of period	$172,629	$ 399,320

Yelp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Adjusted EBITDA:
Net loss	$ (1,284)	$ (2,635)
(Benefit) Provision for income taxes	(2,403)	(1,971)
Other (income) expense, net	(562)	2
Depreciation and amortization	6,895	3,661
Stock-based compensation	13,671	9,456
Adjusted EBITDA	$ 16,317	$ 8,513

Non-GAAP Net Income (Loss) and Income (Loss) per share:
GAAP net loss attributable to common
shareholders	$ (1,284)	$ (2,635)
Add back: stock-based compensation	13,671	9,456
Add back: amortization of intangible assets	1,231	626
Less: tax effect of stock-based compensation & amortization of intangible assets	(5,716)	(3,860)
Add back: valuation allowance release (net of tax)	-	1,958
Non-GAAP Net Income	$ 7,902	$ 5,545

Non-GAAP diluted shares	77,899

Non-GAAP Net Income (Loss) per share	$ 0.10

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